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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-74803 and 333-75371 of Zemex Corporation on Form S-8 of our report dated February 2, 2001 except as to note 19, which is as of March 20, 2001 appearing in the Annual Report on Form 10-K of Zemex Corporation for the year ended December 31, 2000.




/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
March 28, 2001